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                                                                     EXHIBIT 3.2



                                    BY-LAWS

                                       of

                       HOMECAPITAL INVESTMENT CORPORATION


                              ARTICLE I - OFFICES

1.  REGISTERED OFFICE.

     The registered office shall be the offices of the registered agent of the Company, The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada, 89501.

2.  OTHER OFFICES.

     The corporation may have other offices, either within or without the State of Nevada, at such place or places as the board of director may from time-to-time appoint or as the business of the corporation may require.

                           ARTICLE II - SHAREHOLDERS

1.  PLACE OF MEETINGS.

     Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of Nevada as the board of directors shall authorize.

2.  ANNUAL MEETING.

     Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Nevada, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of meeting. In the event the board of directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at 10:00 a.m., on the first Tuesday of each February, at the principal office of the corporation.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors and may transact such other corporate business as shall be stated in the notice of the meeting.

3.  OTHER MEETINGS.

     Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting.
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4.  FIXING RECORD DATE.

     For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors shall fix, in advance of such meeting or other action, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law. A Determination of stockholders of record entitled to vote at a meeting shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

5.  STOCKHOLDER LIST.

     Upon the request of any stockholder, the officer who has charge of the stock ledger of the corporation shall at least ten (10) days before each meeting of stockholders prepare a complete alphabetical address list of the stockholders entitled to vote at the ensuing meeting, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

6.  SPECIAL MEETINGS.

     Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President or Secretary and shall be called by the President or Secretary at the request in writing of: (a) a majority of the directors; or, (b) of any stockholder who holds more than twenty (20%) percent of the shares entitled to vote thereat. Such request shall state the purpose of the proposed meeting.

7.  NOTICE OF MEETINGS OF SHAREHOLDERS.

     Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons requesting the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement to that effect. If mailed, the notice shall be deemed to be effective and given when deposited in the United

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States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

8.  WAIVERS.

     Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholders at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

9.  BUSINESS TRANSACTED.

     No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

10.  QUORUM OF SHAREHOLDERS.

     Unless the certificate of incorporation provides otherwise, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

     When a quorum is once present to organize a meeting, it shall not be terminated by the subsequent withdrawal of any shareholders for attendance thereat. The shareholders present may adjourn the meeting despite the absence of a quorum.

11.  PROXIES.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

12.  QUALIFICATION OF VOTERS.

     Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

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13.  VOTE OF SHAREHOLDERS.

     Except as otherwise required by statute or by the certificate of incorporation;

          (a) directors shall be elected by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

     (b) all other corporate action shall be authorized by a majority of the votes cast.

14.  WRITTEN CONSENT OF SHAREHOLDERS.

     Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-laws, the meeting and vote of stockholders may be dispensed with, and action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such cation at a meeting at which all shares entitled to vote thereon were present and voted, such consent to be dated and delivered to the corporation within sixty (60) days of the date of the earliest consent delivered to the corporation.

                            ARTICLE III - DIRECTORS

1.   BOARD OF DIRECTORS.

     Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age.

2.   NUMBER OF DIRECTORS.

     The number of directors shall be a minimum of seven (7) and a maximum of as many as either the directors by resolution duly adopted or the stockholders, by resolution duly adopted by a majority of shares entitled to vote, shall determine. When all of the shares are owned by less than three (3) shareholders, the number of directors may be less than three but not less than the number of shareholders.

3.   ELECTION AND TERM OF DIRECTORS.

     At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

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4.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, except the removal of directors without cause, may be filled by a vote of majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders, unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy cause by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5.   REMOVAL OF DIRECTORS.

     Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board of directors. Directors may be removed without cause only by vote of the shareholders.

6.   RESIGNATION.

     A director may resign at any time by giving written notice to the board of directors, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board of directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

7.   QUORUM OF DIRECTORS.

     Unless otherwise provided in the certificate of incorporation, a majority of the entire board of directors shall constitute a quorum for the transaction of business or of any specified item of business.

8.   ACTION OF THE BOARD.

     Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board of directors.

9.   PLACE AND TIME OF BOARD MEETING.

     The board of directors may hold its meetings at the office of the corporation or at such other places, either within or without the State of Nevada, as it may from time to time determine.

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10.  REGULAR ANNUAL MEETING.

     A regular annual meeting of the board of directors shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.  NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT.

     (a) Special meetings of the board of directors shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail, telegram, telex or telecopier; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.

     (b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and/or place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12.  CHAIRMAN.

     At all meetings of the board of directors, the Chairman of the Board, or in his absence, the Vice-Chairman of the Board, shall preside.

13.  EXECUTIVE AND OTHER COMMITTEES.

     The board of directors, by resolution adopted by a majority of the entire board of directors, may designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall serve at the pleasure of the board of directors.

14.  COMPENSATION.

     No compensation shall be paid to directors, as such, for their services, but by resolution of the board of directors a fixed sum and expenses for actual attendance, at each regular or special meeting of the board of directors, may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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15.  ACTION WITHOUT MEETING

     Any action required or permitted to be taken by the board of directors, or by any committee thereof, may be taken without a meeting, if all members of the board of directors, or the committee as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of proceedings of the board of directors or committee.

                             ARTICLE IV - OFFICERS

1.   OFFICES, ELECTION, TERM.

          (a) Unless otherwise provided for in the certificate of incorporation, the board of directors may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers, including chief executive officer, chief operating officer and chief financial officer, as it may determine, who shall have such duties, powers and functions as hereinafter provided.

          (b) All officers shall be elected or appointed to hold office until the meeting of the board of directors following the annual meeting of shareholders.

          (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

2.   REMOVAL, RESIGNATION, SALARY, ETC.

          (a) Any officer elected or appointed by the board of directors may be removed by the board of directors with or without cause.

          (b) In the event of the death, resignation or removal of an officer, the board of directors in its discretion may elect or appoint a successor to fill the unexpired term.

          (c) Any two or more offices may be held by the same person, except the offices of president and secretary. When all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

          (d) The salaries of all officers shall be fixed by the board of directors.

          (e) The directors may require any officer to give security for the faithful performance of his duties.

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3.   PRESIDENT.

     The president shall manage the business of the corporation and have the general powers and duties of supervision and management usually vested in the office of President of a corporation, and shall take such action as may be necessary to implement all orders and resolutions of the board of directors.

4.   VICE-PRESIDENTS.

     During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board of directors shall prescribe.

5.   SECRETARY.

     The secretary shall:

          (a) attend all meetings of the board of directors and of the shareholders;

          (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

          (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board of directors;

          (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board of directors;

          (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

          (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

          (g) perform such other duties as may be prescribed by the board of directors.

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6.   ASSISTANT-SECRETARIES.

     During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board of directors, shall have all the powers and functions of the secretary.

7.   TREASURER.

     The treasurer officer shall:

          (a) have the custody of the corporate funds and securities;

          (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

          (c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board of directors;

          (d) disburse the funds of the corporation as may be ordered or authorized by the board of directors and preserve proper vouchers for such disbursements;

          (e) render to the president and board of directors at the regular meetings of the board of directors, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

          (f) render a full financial report at the annual meeting of the shareholders if so requested;

          (g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation; and

          (h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board of directors or the president.

8.   ASSISTANT-TREASURER.

     During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the board of directors, shall have all the powers and functions of the treasurer.

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9.   CHAIRMAN OF THE BOARD.

     The Chairman of the Board shall preside at all meetings of the board of directors and shall perform such other duties as the board of directors shall prescribe.

10.  VICE-CHAIRMAN OF THE BOARD.

     During the absence or disability of the Chairman of the Board, the Vice-Chairman of the Board shall have all the powers and functions of the Chairman of the Board.

               ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.   CERTIFICATES.

     Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the board of directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the front or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise may be required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitation or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

2.   LOST OR DESTROYED CERTIFICATES.

     The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as

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indemnity against any claim that may be made against the corporation with respect tot he certificate alleged to have been lost or destroyed.

3.   TRANSFERS OF SHARES.

          (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be dept at its principal office. No transfer shall be made within ten (10) days next preceding the annual meeting of shareholders.

          (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

                             ARTICLE VI - DIVIDENDS

     Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding share of the corporation may be declared in such amounts and at such time or times as the board of directors may determine.

                          ARTICLE VII - CORPORATE SEAL

     The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, Nevada." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                    ARTICLE VIII - EXECUTION OF INSTRUMENTS

     All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board of directors may from time to time designate.

                            ARTICLE IX - FISCAL YEAR

     The fiscal year of the corporation shall be determined by resolution of the board of directors.

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             ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION

     References to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                          ARTICLE XI - BY-LAW CHANGES

1.   AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

     (a) Except as otherwise provided in the certificate of incorporation, the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote for the election of any directors. By-laws may also be amended, repealed or adopted by the board of directors, but any by-law adopted by the board of directors may be amended by the shareholders entitled to vote thereon as hereinabove provided.

     (b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-laws so adopted, amended or repealed, together with a concise statement of the changes made.

                     ARTICLE XII - MISCELLANEOUS PROVISIONS

1.   WAIVER OF NEVADA CONTROL SHARE ACQUISITION ACT.

     The provisions of the Nevada Control Share Acquisition Act, Nevada Revised Statutes Sections 78.378 to 78.3793, shall not apply to the Corporation or to any person acquiring shares of the capital stock of the Corporation.

2.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Indemnification Coverage. To the fullest extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal to such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, such actions, suits, proceedings, appeals, inquiries and investigations are referred to collectively as "Proceedings" and individually as "Proceeding"), by reason of the fact that such person either is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding, if it is determined that such

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person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and that, with respect to any criminal Proceeding, such person had reasonable cause to believe that his conduct was unlawful.

     (b) Eligibility Determination. Any indemnification under subsection (a), unless ordered by a court or advanced pursuant to subsection (d), must be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; or
(ii) by the board of directors by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding; or (iii) if a majority of such a quorum so orders, by written opinion of independent legal counsel; or (iv) if such a quorum cannot be obtained, by written opinion of independent legal counsel.

     (c) Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any Proceeding referred to in subsection (a) of this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Company against expenses (including court costs and attorneys' fees) actually and reasonably incurred by him in connection with the defense of the Proceeding.

     (d) Expenses Advance. The reasonable expenses incurred by a director or officer in defending a Proceeding shall be paid by the Company as they are incurred in advance of the final disposition of such Proceeding and without any of the determinations specified in subsection (b) of this Section, upon receipt by the Company of a written undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company as authorized in this Section. The Company may, to the extent authorized from time to time by the board of directors, grant rights to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the advancement of expenses of directors and officers of the Company.

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     (e)  Non-Exclusive.  The right to indemnification conferred in this Section shall be a contract right. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in an official capacity or an action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (f) Insurance. The Company may purchase and maintain insurance or make any other financial arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and any liability and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the authority to indemnify him against such liability and expenses; provided, however, that no financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court. The insurance or other arrangement may be procured, maintained or established within the Company or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person is owned in whole or part by the Company. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

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